EXHIBIT 5.1

  OPINION AND CONSENT OF MORGAN, LEWIS & BOCKIUS LLP

September 15, 2014

Minerva Neurosciences, Inc.

245 First Street, Suite 1800

Cambridge, MA 02142

Re:                             Minerva Neurosciences, Inc.—Registration Statement on Form S-8 of an aggregate of 3,543,754
Shares of Common Stock (the “Shares”)

Ladies and Gentlemen:

We have acted as special counsel to Minerva Neurosciences, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of  3,543,754 shares of the Company’s common stock reserved for issuance under the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company’s charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to duly authorized award agreements under the Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

We consent to your filing this letter as Exhibit 5.1 to the Registration Statement. In giving the opinion set forth in this letter, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
MORGAN, LEWIS & BOCKIUS LLP